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                                                               Exhibit 99(a)(v)

                         NOTICE OF GUARANTEED DELIVERY

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                               OFFER TO EXCHANGE
                        15% SUBORDINATED NOTES DUE 2008
                                      FOR
                   UP TO 3,500,000 SHARES OF ITS COMMON STOCK

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
              ON NOVEMBER 12, 1998, UNLESS TERMINATED OR EXTENDED.

     As set forth in the Offering Circular dated October 15, 1998 (the "Offering Circular") under "The Exchange Offer -- Procedures for Tendering," this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), if certificates representing Shares of Common Stock ("Common Stock Certificates") are not immediately available (or the procedures for book-entry transfer cannot be completed on a timely basis) or the shareholders cannot deliver their Common Stock Certificates, Letter of Transmittal and other required documents to the Exchange Agent (as defined in the Offering Circular) on or prior to 5:00 p.m., New York City time, on November 12, 1998 unless extended or terminated as described in the Offering Circular (the "Expiration Time"). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent prior to the Expiration Time.

                 TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                             (THE "EXCHANGE AGENT")
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
            BY HAND                  BY FACSIMILE TRANSMISSION:                 BY MAIL:
     OR OVERNIGHT COURIER:          CONTINENTAL STOCK TRANSFER &      CONTINENTAL STOCK TRANSFER &
  CONTINENTAL STOCK TRANSFER &             TRUST COMPANY                     TRUST COMPANY
         TRUST COMPANY                      212-509-5150                       2 BROADWAY
           2 BROADWAY               CONFIRM RECEIPT OF FACSIMILE               19TH FLOOR
           19TH FLOOR                            BY                     NEW YORK, NEW YORK 10004
    NEW YORK, NEW YORK 10004         TELEPHONE TO 212-509-4000
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                              FOR INFORMATION CALL
                             D.F. KING & CO., INC.
                                 1-888-414-5566
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     Delivery of this instrument to an address or transmission of instruction via a facsimile number other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. The Eligible Institution (as defined in the Letter of Transmittal) that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Common Stock Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Offering Circular and related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby
acknowledged,           Shares of Common Stock pursuant to the guaranteed
delivery procedure described in the Exchange Offer "The Exchange
Offer -- Procedures for Tendering."

                  (PLEASE TYPE OR PRINT ALL INFORMATION BELOW)
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Signature(s):
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Name(s) of Record Holder(s)
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Address(es):
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                                             Zip Code
Area Code and Tel. No(s):
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Dated:
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Common Stock Certificate No(s)
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Total Number of Shares Repres. Certificate(s):
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Name of Tendering Institution Account Number:
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                                   GUARANTEE
                      (DO NOT USE FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended, and (b) that delivery to the Company of certificates representing the Shares of Common Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed and any other required documents will be received by the Exchange Agent no later than three (3) Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

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
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Name of Firm                                                 Authorized Signature

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Address                                                      Title

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Zip Code                                                     Name: Please Type or Print

Area Code & Tel. No.                                         Dated
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          NOTE: DO NOT SEND COMMON STOCK CERTIFICATES WITH THIS FORM.
           CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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